UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices)               (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in our Current Report on Form 8-K filed on March 9, 2021, Eugene Zuriff’s term as a director expired at our 2021 annual meeting of stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 10, 2021, proposals 1 and 2 presented to stockholders were approved. The proposals are described in detail in our definitive proxy statement dated April 26, 2021. Set forth below is a summary of the proposals and the voting results with respect thereto.

Proposal 1 – Election of Directors

To elect the directors named below for the indicated term (with the votes, rounded to the nearest whole number, as indicated):

	For	Against	Abstain	Broker Non-Votes	Term Expiring In

Edward Gellert	14,351,721	142,585	35,811	2,667,998	2024
Jeffrey A. Gould	13,812,229	676,186	41,702	2,667,998	2024
Fredric H. Gould	13,730,984	761,320	37,813	2,667,998	2024
Leor Siri	14,346,420	143,493	40,204	2,667,998	2023
Joseph A. DeLuca	11,899,011	2,593,199	37,907	2,667,998	2022

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2021 (with the vote as indicated):

For	Against	Abstain
17,078,483	53,154	66,478

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 10, 2021	By:	/s/ David W. Kalish
David W. Kalish Senior Vice President and
Chief Financial Officer